Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Form S-8 Registration Statement pertaining to the Best Buy 2004 Omnibus Stock and Incentive Plan of our report dated May 5, 2005, with respect to the fiscal 2005 consolidated financial statements and schedule of Best Buy Co., Inc. included in its Annual Report (Form 10-K) for the year ended March 3, 2007, filed with the Securities and Exchange Commission.

Minneapolis, Minnesota

July 30, 2007